                                                                    EXHIBIT 99.1

                                REVOCABLE PROXY
                        BUFFALO VALLEY TELEPHONE COMPANY

                        SPECIAL MEETING OF SHAREHOLDERS
                           ___________________, 1996

     The undersigned hereby appoints David E. Lynn, R. Lowell Coolidge and Fitz
R. Walling, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Buffalo Valley Telephone Company which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at the Country Cupboard Inn, Route 15 North, Lewisburg, Pennsylvania 17837 on Saturday, ________________ at 10:00 a.m., local time, and at any and all adjournments thereof, as follows:

                                                       FOR   AGAINST   ABSTAIN
                                                       ---   -------   -------

1.   The approval of the Agreement and Plan of         [_]     [_]       [_]
     Merger (the "Merger Agreement") among Buffalo
     Valley Telephone Company, Conestoga Enterprises,
     Inc. and CB Merger Corporation.


The Board of Directors recommends a vote "FOR" each of the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" OF THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT; PROVIDED, HOWEVER THAT IF THIS PROXY IS VOTED AGAINST THE MERGER
          --------
AGREEMENT, THIS PROXY MAY NOT BE VOTED IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING SO THAT ADDITIONAL VOTES IN FAVOR OF THE MERGER AGREEMENT MAY BE SOLICITED. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned may revoke this proxy prior to its exercise by filing a subsequent proxy or a duly executed revocation with the Secretary.

          The undersigned acknowledges receipt from Buffalo Valley Telephone Company prior to the execution of this proxy of notice of the Meeting and a Joint Proxy Statement/Prospectus dated _____________, 1996


Dated: __________________, 1996



          _____________________________  ______________________________
          PRINT NAME OF SHAREHOLDER      PRINT NAME OF SHAREHOLDER



          _____________________________  ________________________________
          SIGNATURE OF SHAREHOLDER       SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, adminis trator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.